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                                                                  EXHIBIT 11.1

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                          CALCULATION OF EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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


                                                  Fiscal Year Ended
                                       December 28,  December 30,  December 31,
                                          1996           1995          1994
                                       ------------  ------------  ------------

Net income                            $     18,925   $     24,962  $     24,407
                                      ============   ============  ============






Average number of common shares
 outstanding                                12,785         12,807        12,848
                                      ============   ============  ============






Earnings per share                    $       1.48   $       1.95  $       1.90
                                      ============   ============  ============
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